 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 31, 2007

Date of Report (Date of earliest event reported)

INPLAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-15069 (Commission File Number)	88-0308867 (IRS Employer Identification No.)

234 South Extension Road
Mesa, Arizona 85210
(Address of principal executive offices) (Zip Code)

(480) 586-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to 2005 Stock Plan

At the Annual Meeting of Stockholders held on May 31, 2007, stockholders approved an amendment to our 2005 Stock Award Plan (the “2005 Plan”) increasing the number of shares authorized under the Plan from 500,000 to 1,000,000.

The First Amendment to InPlay Technologies, Inc. 2005 Stock Award Plan is included as exhibit 10.24 to this Form 8-K.

Entry into Lease Agreement

On May 31, 2007, the Registrant entered into a lease agreement with The Reliable Life Insurance Company for approximately 9,385 square feet of office space located at 13845 North Northsight Boulevard, Scottsdale, Arizona. The term of the agreement is 5 years and 3 months from the commencement date anticipated on or about June 11, 2007.

The Registrant’s lease for 8,926 square feet of office space located at 234 South Extension Road, Mesa, Arizona, will expire on December 31, 2007. The Registrant has negotiated the termination of the 5,302 square feet of office space located at 15220 South 50th Street in Phoenix, Arizona, effective June 30, 2007.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit(s)

10.24 First Amendment to InPlay Technologies, Inc. 2005 Stock Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InPlay Technologies, Inc. (Registrant)

Date: June 1, 2007	By: /s/ Robert J. Brilon Robert J. Brilon President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer (Principal Executive, Financial and Accounting Officer)